Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of QXO, Inc. of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in TopBuild Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
July 1, 2026